EXHIBIT 12
                    U S WEST COMMUNICATIONS, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)
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
                                                  Quarter Ended
                                                6/30/97   6/30/96
------------------------------------------      --------  --------
Income before income taxes
  and cumulative effect of
  change in accounting principle                $  571    $  543
Interest expense (net of amounts
  capitalized)                                      93       101
Interest factor on rentals (1/3)                    16        15
                                                --------  --------
Earnings                                        $  680    $  659

Interest expense                                $   98    $  116
Interest factor on rentals (1/3)                    16        15
                                                --------  --------
Fixed charges                                   $  114    $  131

Ratio of earnings to fixed charges                5.96      5.03
------------------------------------------      --------  --------


                                                  Year-to-Date
                                                6/30/97   6/30/96
------------------------------------------      --------  --------
Income before income taxes
  and cumulative effect of
  change in accounting principle                $1,135    $1,023
Interest expense (net of amounts
  capitalized)                                     189       204
Interest factor on rentals (1/3)                    31        29
                                                --------  --------
Earnings                                        $1,355    $1,256

Interest expense                                $  201    $  232
Interest factor on rentals (1/3)                    31        29
                                                --------  --------
Fixed charges                                   $  232    $  261

Ratio of earnings to fixed charges                5.84      4.81
------------------------------------------      --------  --------
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